EXHIBIT 32
CERTIFICATION
PURSUANT TO 18 U.S.C. Section 1350
In connection with the Quarterly Report of Martha Stewart Living Omnimedia, Inc. (the “registrant”) on Form 10-Q for the period ending March 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “report”), we, Susan Lyne and Howard Hochhauser, Chief Executive Officer and Acting Chief Financial Officer, respectively, of the registrant, certify, pursuant to 18 U.S.C. § 1350, that:
(1)	The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Dated: May 9, 2006	/s/ Susan Lyne

Susan Lyne President & Chief Executive Officer

Dated: May 9, 2006	/s/ Howard Hochhauser

Howard Hochhauser Acting Chief Financial Officer